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                                                                    EXHIBIT 11.1


                      WATERS CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   (In thousands, except per share amounts)

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

                                                                      August 19, to          Year Ended          Year Ended
                                                                    December 31, 1994     December 31, 1995   December 31, 1996
                                                                    -----------------     -----------------   -----------------
Historical
Common stock outstanding, beginning of period                              21,482              21,482            28,796
Weighted average cheap stock                                                3,540               3,136                 -
Weighted average number of common stock
  equivalent shares                                                            -                  286             5,220
Weighted average number of shares in connection
  with the Company's IPO and upon exercise of the
  Warrant                                                                      -                  840                 -
Weighted average shares issued upon exercise of
  stock options                                                                -                    -                66
Less:  Assumed purchase of treasury shares                                 (1,170)             (1,162)           (2,454)
                                                                      -----------         -----------        ----------
Weighted average number of common shares                                   23,852              24,582            31,628
                                                                      ===========         ===========        ==========
(Loss) income from continuing operations                                 ($80,191)            $14,113           $19,859
(Loss) from discontinued operations                                        (7,213)                  -                 -
Extraordinary Item                                                              -             (12,112)          (22,264)
                                                                      -----------         -----------        ----------
     Net (loss) income                                                    (87,404)              2,001            (2,405)
Less:  accretion of and 6% dividend on preferred stock                       (330)               (902)             (921)
     Net (loss) income available to common
       stockholders                                                      ($87,734)             $1,099           ($3,326)
                                                                      ===========         ===========        ==========
Income (loss) income per common share:
     (Loss) income per common share from continuing
       operations                                                          ($3.38)              $0.54             $0.60
     (Loss) per common share from discontinued
       operations                                                           (0.30)                  -                 -
Extraordinary (loss) per common share                                           -               (0.49)            (0.71)
                                                                      -----------         -----------        ----------
     Net (loss) income per common share                                    ($3.68)              $0.05            ($0.11)
                                                                      ===========         ===========        ==========
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  (1) In accordance with Securities and Exchange Commission Staff Accounting
      Bulletin No. 83 ("SAB No. 83") all common equivalent shares and other potentially dilutive instruments (including stock options and warrants)
      issued during the twelve month period prior to the initial filing date of the Company's initial public offering Registration Statement have been included in the calculation as if they were outstanding for all periods presented. The common equivalent shares for stock options and warrant were determined using the treasury stock method at the initial public offering price of $15.00 per share.

  (2) Fully diluted net (loss) income per share is the same as primary net
      (loss) income per share.